Exhibit 99.1

Genufood Energy Enzymes Corp. Announces 1-for-100 Reverse Stock Split

LOS ANGELES, CA, June 29, 2020 — Genufood Energy Enzymes Corp. (OTC Pink: GFOO) (the “Company”), today announced a reverse stock split of shares of its common stock at a ratio of 1-for-100.

The reverse stock split will be effective with the Secretary of State of the State of Nevada at 9:00 am on July 6, 2020, and with the Financial Industry Regulatory Authority (“FINRA”) and in the marketplace when the reverse stock split is approved by FINRA. The Company has requested such approval at the open of business on July 6, 2020. At the effective time of the reverse stock split, the shares of the Company’s common stock will begin trading on a split-adjusted basis and the Company’s trading symbol will change to “GFOOD”. Note that the “D” will be removed 20 business days after the effective date and the trading symbol will revert to the original symbol of “GFOO.” In connection with the reverse stock split, the Company’s CUSIP number will change for all newly traded or issued shares.

As a result of the reverse stock split, the Company’s issued and outstanding shares of common stock will decrease to approximately 91,249,0129 post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 9,124,901,879 pre-split shares.

As a result of the reverse stock split, the total number of shares of common stock held by each shareholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of shares of common stock held by such shareholder immediately prior to the reverse stock split, divided by (ii) 100.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-split common stock to any shareholder who otherwise would have received a fractional share as a result of the reverse stock split.

Shareholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting shareholder.

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Facsimile: (646) 536-3179

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 100 and multiplying the exercise or conversion price thereof by 100.

The reverse stock split is being effected in order to permit the Company to satisfy contractual obligations to certain persons by issuing them shares of the Company’s common stock and to have additional authorized and unissued shares of the Company’s common stock available for issuance in connection with potential future capital raising transactions.

For additional information regarding the reverse stock split, reference is made to the Company’s Current Report on Form 8-K dated June 23, 2020, as filed with the Securities and Exchange Commission on June 29, 2020.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in the Company’s reports and other filings made from time to time with the U.S. Securities and Exchange Commission. Any forward-looking statements made herein are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.